UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2006

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

On March 2, 2006 Plains Exploration & Production Company (PXP) issued a press release announcing fourth quarter and full year 2005 results. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. Pursuant to Item 7.01 we are updating certain aspects of our previous guidance for operating and financial performance for 2006. The information presented herein under Item 2.02 and Item 7.01 shall not be deemed “filed” under the Securities Exchange Act 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Update of 2005 Operating and Financial Guidance

The following guidance contains forward-looking information that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. This guidance is based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and our future performance are both subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those discussed below. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2004, for a discussion of the risks and uncertainties that may affect actual results. The estimates set forth below are given as of the date hereof only based on information available as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements.

The Company is updating certain estimates provided in its Form 8-K filed on December 6, 2005. All estimates other than those discussed below remain unchanged from those provided in such filing.

Oil & Gas Depreciation, Depletion and Amortization per BOE

Based on year-end 2005 estimated reserve volumes and capital costs, the Company is revising its estimate of oil and gas depreciation, depletion and amortization per BOE for the full year 2006 from $7.00 per BOE to a range of $8.40 to $8.50 per BOE.

Item 9.01. Financial Statements and Exhibits

(c) Exhibit 99.1 – Press Release dated March 2, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: March 2, 2006	/s/ Cynthia A. Feeback
Cynthia A. Feeback
Vice President, Controller and Chief Accounting Officer

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